UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): July 12, 2005

                             ITEC ATTRACTIONS, INC.
             (Exact name of Registrant as Specified in its Charter)

         Nevada                           0-21070                66-0426648
(State or other jurisdiction of     (Commission File No.)     (I.R.S. Employer
incorporation or organization)                               Identification No.)

                      3562 Shepherd of the Hills Expressway
                             Branson, Missouri 65616
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code: 417-335-3533

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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Item 1.01         Entry into a Material Definitive Agreement.

         Itec Attractions, Inc. (the "Company") has negotiated with Stockade Franchising, LP for the acquisition of a "Montana Mike's Steakhouse" restaurant franchise. In connection with those negotiations, the Company formed a wholly-owned subsidiary named Branson Restaurants, Inc.

         On July 12, 2005 Branson Restaurants, Inc. entered into a lease agreement with option to purchase with Myer Development Co. for a restaurant facility formerly known as the Country Kitchen. The facility is located in Branson, Missouri, approximately two (2) miles from the Company's theater complex. The lease is for an initial term of 10 years, with two five year renewal options. The lease provides for minimum rents of $90,000.00 per year, with percentage rents of 7.5% on the first $2,000,000 of Annual Gross Receipts and 5% on the Annual Gross Receipts in excess of $2,000,000. The lease includes a three year option to purchase the premises at a price of $1,300,000 if purchased during the first two years and a price of $1,339,000 if purchased during the third year. The obligations of Branson Restaurants, Inc. under the lease are guaranteed by the Company.

         On July 21, 2005 Branson Restaurants, Inc. signed a franchise agreement with Stockade Franchising, LP to operate a "Montana Mike's Steakhouse" restaurant franchise. Montana Mike's is a family dining steakhouse with a wide variety of reasonably priced menu items. The initial franchise fee is $20,000, payable upon signing of the franchise agreement. The franchise royalty is 3% of net sales. The franchise has an initial term of 15 years. The obligations of Branson Restaurants, Inc. under the franchise agreement are guaranteed by the Company and by Paul and Ann Bluto.

Item 9.01         Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

         None

(b) Pro forma financial information.

         None

(c) Exhibits.

         10.21 Lease Agreement With Option to Purchase dated July 12, 2005 between Branson Restaurants, Inc. and Myers Development Co.

         10.22 Franchise Agreement dated July 21, 2005 between Branson Restaurants, Inc. and Stockade Franchising, LP.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ITEC ATTRACTIONS, INC.
                                        (Registrant)

Date: October 7, 2005                   /s/ Paul E. Rasmussen
                                        Paul E. Rasmussen
                                        President and Chief Operating Officer


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